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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49161 of Southdown, Inc. on Form S-4 of our reports dated January 26, 1998 (March 18, 1998 as to Notes Q and R), appearing in the Annual Report on Form 10-K of Medusa Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/ Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Cleveland, Ohio

May 8, 1998